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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                October 14, 2009

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)


       Massachusetts                    1-4347                   06-0513860
(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
    of Incorporation)                                        Identification No.)


       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 204.13e-4(c))

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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, the Board of Directors of the Company adopted the Rogers Corporation Compensation Recovery Policy. This policy permits the Board to recover incentive compensation (as described), equity awards (as described) and related benefits from an executive officer that result from any financial result or operating objective that was impacted by misconduct (as defined). The Board may also recover incentive compensation, equity awards or related benefits that were earned, vested or granted following a willful violation of an employment obligation (as defined) by an executive officer. The effective date of the policy is January 1, 2010 and applies to any compensation as described above that is initially granted to, or earned by, an executive officer on or after that date. A copy of the Rogers Corporation Compensation Recovery Policy is attached hereto as Exhibit 10.1 and incorporated by reference.



Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.                     Description
-----------                     -----------
10.1            Rogers Compensation Recovery Policy, filed here within.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROGERS CORPORATION


                                        By: /s/ Robert M. Soffer
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                                            Robert M. Soffer
                                            Vice President and Secretary


Date: October 19, 2009